UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

NOVA OIL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

The Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77019

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2006, the Board of Directors of Nova Oil, Inc. (the “Company”) adopted the Nova Director Compensation Program (the “Director Compensation Program”) to provide compensation to the non-employee directors of the Company for their service on the Board and its committees. Under the Director Compensation Program, non-employee directors will receive an annual retainer of $30,000 and committee chairs will receive a supplemental annual retainer of $10,000. Directors may elect to receive their retainers in the form of a stock bonus under the Company’s 2006 Equity Incentive Plan (the “Equity Incentive Plan”). In addition, the Director Compensation Program provides for each director to receive an initial award of 10,000 shares of restricted stock under the Equity Incentive Plan and annual grants of restricted stock with a fair market value of $30,000 each year thereafter. Directors will also receive a meeting fee of $1,500 per day for meetings attended in person and $500 for each meeting attended by telephone. A copy of the Director Compensation Program is filed as Exhibit 99.1 and is incorporated by reference. The forms of agreement with respect to stock bonus awards and restricted stock awards under the Equity Incentive Plan are filed as Exhibits 99.2 and 99.3, respectively.

The Board also approved retroactive compensation under the Director Compensation Program of $15,000 and $6,500 to Paul Fredericks and Bruce Cox, respectively, for their service on the Board since April 1, 2006. Directors Lewis W. Powers, Robert White and C. Robert Black also each received payments for their service on the Board in the month of July. A summary of such retroactive director compensation is filed as Exhibit 99.4 and is incorporated by reference.

The Compensation Committee also amended the vesting conditions of the non-qualified stock options previously awarded to Leon van Kraayenburg, Vice President of Finance of the Company, on June 17, 2006. In addition, the Committee increased the salary of Russell D. Sammons, the Company’s Vice President of Operations, Richard Talley, President of the Company’s operating subsidiary, Biosource America, Inc. and Leon van Kraayenburg to $125,000 per year.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 31, 2006, the Board increased the size of the Board to seven directors and appointed John Reiland to the Board to fill the vacancy. Mr. Reiland was also appointed to serve as the Chairman of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee. The Board also appointed C. Robert Black to the Compensation, Nominating and Corporate Governance and Audit Committees, Lewis W. Powers to the Nominating and Corporate Governance Committee, Robert White to the Compensation and Nominating and Corporate Governance Committees, and Paul Fredericks to the Audit and Nominating and Corporate Governance Committees. Mr. Fredericks was already a member of the Compensation Committee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1	Nova Director Compensation Program.

99.2	Form of Stock Bonus Award.

99.3	Form of Restricted Stock Award.

99.4	Retroactive Director Compensation approved July 31, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA OIL, INC.

By:	/s/ Kenneth T. Hern
Name:	Kenneth T. Hern
Title:	Chief Executive Officer

Date: August 4, 2006

EXHIBIT INDEX

99.1	Nova Director Compensation Program.

99.2	Form of Stock Bonus Award.

99.3	Form of Restricted Stock Award.

99.4	Retroactive Director Compensation approved July 31, 2006.